UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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IMH SECURED LOAN FUND, LLC
(Name of Registrant as Specified in Its Charter)

THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND
LGM CAPITAL PARTNERS LLC
G. LOUIS GRAZIADIO III
WILLIAM R. LANG
TODD A. MIKLES
RONALD TUCEK
CLIFF RATLIFF
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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The following Press Release was distributed on June 4, 2010

FOR IMMEDIATE RELEASE

The Committee to Protect IMH Secured Loan Fund Files Definitive Consent Solicitation Statement

LOS ANGELES, CA, June 4, 2010 — The Committee to Protect IMH Secured Loan Fund announced today that it has filed its definitive consent solicitation statement with the Securities and Exchange Commission.  The Committee is requesting consents from the members of IMH Secured Loan Fund, LLC to (i) reject the Fund’s proposed conversion transactions and (ii) replace the current manager with LGM Capital Partners LLC and amend the Fund’s fee structure.  The Committee will commence mailing of the definitive consent solicitation statement to members of IMH Secured Loan Fund, LLC on or about June 4, 2010.

The Committee urges the members of the Fund to read the Committee’s consent solicitation materials as it contains important information about the Committee’s consent solicitation.  The Committee urges members to protect their investment by supporting The Committee to Protect IMH Secured Loan Fund and its proposals.  Upon receipt of the definitive consent solicitations statement, members of IMH Secured Loan Fund, LLC will be able to consent to the Committee’s proposals by telephone, by Internet, or by signing and returning the BLUE Consent Card by following the instructions on the BLUE Consent Card.

If you have any questions, please call the firm assisting us, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

ADDITIONAL INFORMATION

The Committee to Protect IMH Secured Loan Fund has filed with the Securities and Exchange Commission a definitive consent solicitation statement and accompanying consent card to be used to solicit (a) consent revocations from the members of IMH Secured Loan Fund, LLC, with respect to the conversion transactions proposed by the Fund and its current manager and (b) consents from the Fund’s members in support of the removal of the Fund’s current manager, Investors Mortgage Holdings Inc., replacement of the current manager with LGM Capital Partners LLC and amendment of the Fund’s fee structure.  The definitive consent solicitation statement and accompanying consent card will be mailed to members of IMH Secured Loan Fund, LLC on or about June 4, 2010.

THE COMMITTEE STRONGLY ADVISES ALL MEMBERS OF THE FUND TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH CONSENT SOLICITATION STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT SOLICITATION STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO:

Innisfree M&A Incorporated
Toll Free: 1-888-750-5834
Banks and Brokerage Firms Call Collect: 1-212-750-5833

The participants in the consent solicitation are LGM Capital Partners LLC, a Delaware limited liability company, and LGM Capital Partners LLC’s members, G. Louis Graziadio III, William R. Lang and Todd A. Mikles, as well as two members of the Fund, Ronald Tucek and Cliff Ratliff.  None of the participants has any direct or indirect interests in the matters to be acted upon pursuant to the consent solicitation other than as a member of the Fund or with respect to the proposal to elect and admit LGM Capital Partners LLC or its affiliate as the new manager of the Fund.  As of the date hereof, participants collectively own an aggregate of 25 membership units of the Fund, consisting of the following: (1) 20 membership units held by Ronald Tucek, of which LGM Capital Partners LLC owns the economic and beneficial ownership interest in 1 membership unit and (2) 5 membership units held by Cliff Ratliff.  More information about the participants and their interests is set forth in the definitive consent solicitation statement that has been filed by the Committee with the Securities and Exchange Commission and will be mailed to members of IMH Secured Loan Fund, LLC on or about June 4, 2010.